                                                                     EXHIBIT 4.1

                         HEALTHCARE SERVICE GROUP, INC.
                             2OO2 STOCK OPTION PLAN
                              AMENDED AND RESTATED

     1.   PURPOSE OF THE PLAN.

          This 2002 Stock Option Plan (the "Plan") is intended as an  incentive, to retain  in the  employ  of and as  directors,  consultants  and  advisors  to
HEALTHCARE SERVICES GROUP, INC., a Pennsylvania  corporation (the "Company") and any  Subsidiary  of the  Company,  within the  meaning of Section  424(f) of the
United States Internal Revenue Code of 1986, as amended (the "Code"), persons of
training,   experience  and  ability,  to  attract  new  employees,   directors,
consultants  and advisors whose services are considered  valuable,  to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

          It is further  intended that certain options  granted  pursuant to the
Plan shall constitute  incentive stock options within the meaning of Section 422 of the Code (the  "Incentive  Options")  while  certain  other  options  granted pursuant to the Plan shall be  nonqualified  stock  options  (the  "Nonqualified
Options").  Incentive Options and Nonqualified  Options are hereinafter referred to collectively as "Options."

          The Company intends that the Plan meet the  requirements of Rule 16b-3
("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended
(the  "Exchange   Act")  and  that   transactions   of  the  type  specified  in
subparagraphs  (c) to (f)  inclusive of Rule 16b-3 by officers and  directors of the Company  pursuant to the Plan will be exempt from the  operation  of Section
16(b)  of the  Exchange  Act.  Further,  the Plan is  intended  to  satisfy  the performance-based  compensation exception to the limitation on the Company's tax deductions  imposed by Section  162(m) of the Code with respect to those Options for which qualification for such exception is intended. In addition, the Company intends  that  neither the grant of or exercise of options  pursuant to the Plan will be  subject  to the  provisions  of Section  409A of the Code  relating  to nonqualified deferred  compensation plans. In all cases, the terms,  provisions, conditions  and  limitations  of the Plan  shall be  construed  and  interpreted consistent with the Company's intent as stated in this Section 1.

     2.   ADMINISTRATION OF THE PLAN.

     The Board of  Directors  of the Company  (the  "Board")  shall  appoint and maintain as administrator of the Plan a Committee (the  "Committee")  consisting of two or more  directors  who are  "Non-Employee  Directors"  (as such  term is defined  in Rule  16b-3)  and  "Outside  Directors"  (as such term is defined in
Section 162(m) of the Code),  who shall serve at the pleasure of the Board.  The
Committee,  subject  to  Sections  3 and 5 hereof,  shall  have  full  power and authority  to  designate  recipients  of  Options,  to  determine  the terms and conditions of respective  Option agreements (which need not be identical) and to interpret  the  provisions  and supervise the  administration  of the Plan.  The
Committee  shall have the  authority,  without  limitation,  to designate  which

Options  granted  under the Plan shall be  Incentive  Options and which shall be
Nonqualified  Options. To the extent any Option does not qualify as an Incentive
Option, it shall constitute a separate Nonqualified Option.

          Subject to the provisions of the Plan, the Committee  shall  interpret the Plan and all  Options  granted  under the Plan,  shall make such rules as it deems necessary for the proper  administration of the Plan, shall make all other determinations  necessary or advisable  for the  administration  of the Plan and shall correct any defects or supply any omission or reconcile any  inconsistency in the Plan or in any  Options  granted  under the Plan in the manner and to the extent that the Committee  deems  desirable to carry into effect the Plan or any
Options.  The act or  determination  of a majority of the Committee shall be the act or  determination  of the Committee and any decision  reduced to writing and signed by all of the members of the Committee  shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or  determination  made by the Committee  pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

          In the event that for any reason the  Committee is unable to act or if the  Committee at the time of any grant,  award or other  acquisition  under the
Plan of Options or Stock as hereinafter  defined does not consist of two or more
Non-Employee  Directors,  or if there shall be no such Committee,  then the Plan shall be  administered  by the Board,  and  references  herein to the  Committee
(except in the proviso to this sentence) shall be deemed to be references to the
Board,  and any such  grant,  award  or other  acquisition  may be  approved  or ratified in any other manner  contemplated  by  subparagraph  (d) of Rule 16b-3;
provided, however, that options granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated  officers that are intended to qualify as  performance-based  compensation  under Section 162(m) of the Code may only be granted by the Committee.

     3.   DESIGNATION OF OPTIONEES.

          The persons  eligible for  participation  in the Plan as recipients of
Options (the "Optionees")  shall include  employees,  officers and directors of, and consultants  and advisors to, the Company or any  Subsidiary;  provided that
Incentive  Options  may only be  granted to  employees  of the  Company  and the
Subsidiaries. In selecting Optionees, and in determining the number of shares to be covered by each Option  granted to Optionees,  the Committee may consider the office or position held by the Optionee or the  Optionee's  relationship  to the
Company,  the Optionee's  degree of  responsibility  for and contribution to the growth and success of the Company or any  Subsidiary,  the Optionee's  length of service,  promotions,  potential  and any other  factors that the  Committee may consider  relevant.  An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

     4.   STOCK RESERVED FOR THE PLAN.

          Subject to adjustment  as provided in Section 7 hereof,  a total of up to 3,862,500 of  outstanding  shares of the Company's  Common  Stock,  $0.01 par value per share (the "Stock"),  shall be subject to the Plan. The maximum number of shares of Stock that maybe  subject to options  granted under the Plan to any individual  in any  calendar  year  shall not exceed  50,000,  and the method of
counting   such  shares  shall  conform  to  any   requirements   applicable  to
performance-based  compensation  under Section 162(m) of the Code. The shares of

Stock  subject  to the Plan shall  consist of  unissued  or  treasury  shares or previously issued shares held by any Subsidiary of the Company,  and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain  unsold and that are not subject to  outstanding
Options  at the  termination  of the Plan  shall  cease to be  reserved  for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option expire or be canceled prior to its exercise in full or should the number of shares of Stock to be  delivered  upon the  exercise  in full of an Option be reduced  for any  reason,  the shares of Stock  theretofore subject to such Option may be subject to future  Options under the Plan,  except where such reissuance is  inconsistent  with the provisions of Section 162(m) of the Code.

     5.   TERMS AND CONDITIONS OF OPTIONS.

          Options  granted  under the Plan  shall be  subject  to the  following
conditions  and  shall  contain  such  additional  terms  and  conditions,   not
inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (a)  OPTION  PRICE.   The  purchase  price  of  each  share  of  Stock
purchasable  under an Incentive  Option shall be  determined by the Committee at the time of grant,  but shall not be less than 100% of the Fair Market Value (as defined  below)  of such  share of Stock on the  date  the  Option  is  granted;
provided,  however,  that with  respect  to an  Optionee  who,  at the time such
Incentive  Option is granted,  owns (within the meaning of Section 424(d) of the
Code) more than 10% of the total  combined  voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least  110% of the Fair  Market  Value  per  share of Stock on the date of
grant.  The  purchase  price  of  each  share  of  Stock   purchasable  under  a
Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted.  The  exercise  price for each
Option  shall be subject to  adjustment  as provided  in Section 7 below.  "Fair
Market Value" means the closing price of publicly  traded shares of Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed),  or on the NASDAQ  Stock Market (if the shares of Stock are  regularly  quoted  on the  NASDAQ  Stock  Market),  or, if not so listed or regularly quoted,  the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices  shall  not  be  available,  as  reported  by any  nationally  recognized quotation service selected by the Company,  or as determined by the Committee in a manner  consistent  with the provisions of the Code.  Anything in this Section
5(a) to the contrary notwithstanding,  in no event shall the purchase price of a share of Stock be less  than the  minimum  price  permitted  under the rules and policies of any  national  securities  exchange on which the shares of Stock are listed.

          (b)  OPTION  TERM.  The  term of each  Option  shall  be  fixed by the
Committee, but no Option shall be exercisable more than ten years after the date such  Option is granted  and in the case of an  Incentive  Option  granted to an
Optionee  who, at the time such  Incentive  Option is granted,  owns (within the meaning  of  Section  424(d)  of the Code)  more than 10% of the total  combined voting  power of all  classes of stock of the Company or of any  Subsidiary,  no such Incentive  Option shall be exercisable  more than five years after the date such Incentive Option is granted.

          (c)  EXERCISABILITY.  Subject to Section 5(j) hereof, Options shall be exercisable  at such time or times and subject to such terms and  conditions  as shall be determined by the Committee at the time of grant.

               Upon the  occurrence  of a "Change in  Control"  (as  hereinafter defined),  the  Committee  may  accelerate  the  vesting and  exercisability  of outstanding  Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion,  the Committee may also determine that, upon the  occurrence  of a Change in  Control,  each  outstanding  Option  shall terminate  within a  specified  number  of days  after  notice  to the  Optionee thereunder,  and each such Optionee shall receive, with respect to each share of
Company Stock subject to such Option,  an amount equal to the excess of the Fair
Market Value of such shares immediately prior to such Change in Control over the exercise  price per share of such Option;  such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination  thereof,  as the Committee shall determine in its sole discretion.

               For purposes of the Plan, a Change in Control  shall be deemed to have occurred it:

               (i) a tender  offer (or series of related  offers)  shall be made and  consummated  for the ownership of 50% or more of the  outstanding voting  securities  of the Company,  unless as a result of such tender offer  more  than  50% of the  outstanding  voting  securities  of the surviving or resulting  corporation shall be owned in the aggregate by the shareholders of the Company (as of the time  immediately  prior to the  commencement  of such offer),  any  employee  benefit plan of the
          Company or its Subsidiaries, and their affiliates;

               (ii) the Company  shall be merged or  consolidated  with  another corporation,  unless as a result of such merger or consolidation  more than 50% of the  outstanding  voting  securities  of the  surviving or
          resulting   corporation  shall  be  owned  in  the  aggregate  by  the shareholders of the Company (as of the time immediately  prior to such transaction),  any  employee  benefit  plan  of  the  Company  or  its
          Subsidiaries, and their affiliates;

               (iii) the Company shall sell  substantially  all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such  assets  shall be owned in the  aggregate  by the  shareholders  of the  Company  (as of the time immediately prior to such  transaction),  any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

               (iv) a Person (as defined below) shall acquire 50% or more of the outstanding  voting  securities  of  the  Company  (whether  directly, indirectly,  beneficially  or of  record),  unless as a result of such acquisition more than 50% of the outstanding  voting securities of the surviving or resulting  corporation shall be owned in the aggregate by the shareholders of the Company (as of the time  immediately  prior to the first acquisition of such securities by such Person), any employee
          benefit   plan  of  the  Company  or  its   Subsidiaries,   and  their
          affiliates[;

               (v) a majority of the members of the Board is replaced during any
          12-month  period by  directors  whose  appointment  or election is not endorsed  by a majority  of the members of the Board prior to the date of the appointment or election.]

               For purposes of this Section 5(c), ownership of voting securities shall take into account and shall  include  ownership as  determined by applying the  provisions of Rule  13d-3(d)(I)(i)  (as in effect on the date hereof) under the  Exchange  Act. In  addition,  for such  purposes,  "Person"  shall have the meaning  given in Section  3(a)(9) of the Exchange  Act, as modified and used in
Sections  13(d) and 14(d) thereof,  however,  a Person shall not include (A) the
Company or any of its  Subsidiaries;  (B) a trustee or other  fiduciary  holding securities  under  an  employee  benefit  plan  of  the  Company  or  any of its
Subsidiaries;  (C) an underwriter  temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

          (d) METHOD OF EXERCISE.  Options (to the extent then  exercisable) may be exercised in whole or in part at any time during the option period, by giving written  notice to the  Company  specifying  the number of shares of Stock to be purchased,  accompanied by payment in full of the purchase price, in cash, or by check  or such  other  instrument  as may be  acceptable  to the  Committee.  As determined by the Committee, in its sole discretion,  at or after grant, payment in full or in part may be made at the  election of the  Optionee (i) in the form of Stock owned by the  Optionee  (based on the Fair Market Value of the Stock on the trading day before the Option is exercised)  which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the
Company  from the shares of Stock  otherwise to be received  with such  withheld shares of Stock having a Fair Market Value on the date of exercise  equal to the exercise  price  of the  Option,  or (iii) by a  combination  of the  foregoing, provided that the combined value of all cash and cash  equivalents  and the Fair
Market Value of any shares  surrendered to the Company is at least equal to such exercise  price and except with  respect to (ii)  above,  such method of payment will not cause a  disqualifying  disposition  of all or a  portion  of the Stock received upon exercise of an Incentive  Option. An Optionee shall have the right to dividends and other rights of a  stockholder  with respect to shares of Stock purchased  upon  exercise  of an Option at such time as the  Optionee  has given written  notice of  exercise  and has paid in full for such  shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

          (e)  NON-TRANSFERABILITY OF OPTIONS.  Options are not transferable and may be exercised  solely by the Optionee  during his lifetime or after his death by the person or persons  entitled thereto under his will or the laws of descent and distribution.  The Committee, in its sole discretion,  may permit a transfer of a Nonqualified  Option to (i) a trust for the benefit of the Optionee or (ii)
a member of the Optionee's immediate family (or a trust for his or her benefit).
Any attempt to transfer,  assign,  pledge or otherwise dispose of, or to subject to  execution,  attachment  or  similar  process,  any  Option  contrary  to the provisions  hereof shall be void and  ineffective and shall give no right to the purported transferee.

          (f) TERMINATION BY DEATH. Unless otherwise determined by the Committee at grant,  if any  Optionee's  employment  with or service to the Company or any
Subsidiary  terminates  by  reason  of  death,  the  Option  may  thereafter  be exercised,  to the extent then exercisable (or on such accelerated  basis as the
Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee  under the will of the Optionee,  for a period of one year after the date of such death or until the  expiration  of the stated  term of such  Option as  provided  under the Plan,  whichever  period is shorter.

          (g) TERMINATION BY REASON OF DISABILITY.  Unless otherwise  determined by the Committee at grant,  if any Optionee's  employment with or service to the
Company  or  any  Subsidiary   terminates  by  reason  of  total  and  permanent
disability, any Option held by such Optionee may thereafter be exercised, to the extent it was  exercisable at the time of  termination  due to Disability (or on such accelerated basis as the Committee shall determine at or after grant),  but may not be  exercised  after  90 days  after  the  date of such  termination  of employment  or service or the  expiration  of the  stated  term of such  Option, whichever  period is shorter;  provided,  however,  that,  if the Optionee  dies within such 90-day period,  any  unexercised  Option held by such Optionee shall thereafter be exercisable to the extent to which it was  exercisable at the time of death for a period of one year after the date of such death or for the stated
term of such Option, whichever period is shorter.

          (h) TERMINATION BY REASON OF RETIREMENT.  Unless otherwise  determined by the Committee at grant,  if any Optionee's  employment with or service to the
Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined  below),  any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such  accelerated  basis as the Committee shall determine at or after grant), but may not be  exercised  after 90 days after the date of such  termination  of employment  or service or the  expiration  of the  stated  term of such  Option, whichever  period is shorter;  provided,  however,  that,  if the Optionee  dies within such 90-day period,  any  unexercised  Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of  death,  for a period  of one year  after  the date of such  death or for the stated term of such Option, whichever period is shorter.

          For  purposes of this  paragraph  (h) "Normal  Retirement"  shall mean retirement from active employment with the Company or any Subsidiary on or after the normal  retirement  date specified in the  applicable  Company or Subsidiary pension plan or if no such pension plan,  age 65, and "Early  Retirement"  shall mean  retirement  from  active  employment  with the  Company or any  Subsidiary pursuant  to the  early  retirement  provisions  of the  applicable  Company  or
Subsidiary pension plan or if no such pension plan, age 55.

          (i) OTHER TERMINATION. Unless otherwise determined by the Committee at grant,  if any  Optionee's  employment  with or  service  to the  Company or any
Subsidiary  terminates for any reason other than death,  Disability or Normal or
Early Retirement, the Option shall thereupon terminate,  except that the portion of any Option that was exercisable on the date of such termination of employment or  service  may be  exercised  for the  lesser  of 90 days  after  the  date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any  Subsidiary is terminated by the Company or such
Subsidiary  without cause (the  determination as to whether  termination was for cause to be made by the Committee).  The transfer of an Optionee from the employ of or service to the  Company  to the employ of or service to a  Subsidiary,  or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

          (j) LIMIT ON VALUE OF  INCENTIVE  OPTION.  The  aggregate  Fair Market
Value,  determined as of the date the Incentive Option is granted,  of Stock for which  Incentive  Options  are  exercisable  for the first time by any  Optionee during any calendar  year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

          (k) INCENTIVE OPTION SHARES. A grant of an Incentive Option under this
Plan shall provide that (a) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll  (employment)  tax required to be withheld,  and (b)if the  Optionee  makes a  disposition,  within the meaning of
Section 424(c) of the Code and regulations promulgated thereunder,  of any share or shares of Stock issued to him upon  exercise of an Incentive  Option  granted under the Plan within the two-year  period  commencing on the day after the date of the grant of such Incentive Option or within a one-year period  commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise  of  such  Incentive  Option,  he  shall,  within  10 days  after  such disposition,  notify the Company thereof and immediately  deliver to the Company any amount of United  States  federal,  state and local  income tax  withholding required by law.

     6.   TERM OF PLAN.

          No Option  shall be granted  pursuant to the Plan on or after April 4,
2012, but Options theretofore granted may extend beyond that date.

     7.   CAPITAL CHANGE OF THE COMPANY.

          In  the   event   of  any   merger,   reorganization,   consolidation,
recapitalization,  stock  dividend,  or  other  change  in  corporate  structure affecting  the Stock,  the  Committee  shall make an  appropriate  and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number  and option  price of shares  subject to  outstanding  Options granted  under  the Plan,  to the end that  after  such  event  each  Optionee's proportionate  interest shall be maintained as it existed immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other  adjustments  as may be  required  under  the tax  laws  so  that  (i) any
Incentive  Options  previously  granted shall not be deemed  modified within the meaning  of Section  424(h) of the Code,  and (ii) the  provisions  set forth in
Section 409A of the Code are not applicable.

     8.   PURCHASE FOR INVESTMENT.

          Unless the Options and shares covered by the Plan have been registered under the  Securities  Act of 1933, as amended (the  "Securities  Act"),  or the
Company  has  determined  that such  registration  is  unnecessary,  each person exercising  an Option  under the Plan may be  required  by the Company to give a representation  in writing that he is  acquiring  the shares for his own account for  investment  and not with a view to,  or for sale in  connection  with,  the distribution of any part thereof.

     9.   TAXES.

          The  Company  may make  such  provisions  as it may deem  appropriate, consistent with applicable law, in connection with any Options granted under the
Plan  with  respect  to  the  withholding  of any  taxes  (including  income  or employment taxes) or any other tax matters.

     10.  EFFECTIVE DATE OF PLAN.

          The Plan shall be  effective on April 4, 2005,  provided  however that the Plan shall  subsequently  be  approved  by  majority  vote of the  Company's stockholders not later than May 24, 2005.

     11.  AMENDMENT AND TERMINATION.

          The Board may amend,  suspend,  or terminate the Plan,  except that no amendment  shall be made that would impair the rights of any Optionee  under any
Option theretofore  granted without the Optionee's  consent,  and except that no amendment shall be made which,  without the approval of the  stockholders of the
Company would:

          (a) materially  increase the number of shares that may be issued under the Plan, except as is provided in Section 7;

          (b) materially  increase the benefits  accruing to the Optionees under the Plan;

          (c)  materially   modify  the   requirements  as  to  eligibility  for
participation in the Plan;

          (d) decrease the  exercise  price of an Incentive  Option to less than
100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified  Option to less than 80% of the Fair Market
Value per share of Stock on the date of grant thereof; or

          (e) extend the term of any Option  beyond that provided for in Section
5(b).

          The Committee may amend the terms of any Option  theretofore  granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee's  consent except as may be required under the tax laws. The Committee may also  substitute new Options for previously  granted
Options,   including  options  granted  under  other  plans  applicable  to  the participant  and previously  granted  Options having higher option prices,  upon such terms as the Committee may deem appropriate.

     12.  GOVERNMENT REGULATIONS.

          The Plan,  and the grant and  exercise of Options  hereunder,  and the obligation of the Company to sell and deliver  shares under such Options,  shall be subject to all applicable laws, rules and regulations,  and to such approvals by any  governmental  agencies,  national  securities  exchanges and interdealer quotation systems as may be required.

     13.  GENERAL PROVISIONS.

          (a) CERTIFICATES. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the  Committee  may deem  advisable  under  the  rules,  regulations  and  other requirements  of the Securities  and Exchange  Commission,  or other  securities commission having jurisdiction,  any applicable Federal or state securities law, any stock exchange or interdealer  quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          (b) EMPLOYMENT MATTERS. The adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary any right to continued  employment or,  in the  case of an  Optionee  who is a  director,  continued  service  as a director,  with the  Company or a  Subsidiary,  as the case may be, nor shall it interfere  in any way  with  the  right  of the  Company  or any  Subsidiary  to terminate  the  employment  of any of its  employees,  the service of any of its directors or the retention of any of its consultants or advisors at any time.

          (c) LIMITATION OF LIABILITY.  No member of the Board or the Committee, or any officer or  employee of the Company  acting on behalf of the Board or the
Committee,  shall  be  personally  liable  for  any  action,   determination  or
interpretation  taken or made in good  faith with  respect to the Plan,  and all members of the Board or the  Committee  and each and any  officer or employee of the Company  acting on their behalf  shall,  to the extent  permitted by law, be fully  indemnified  and  protected by the Company in respect of any such action, determination or interpretation.

          (d) REGISTRATION OF STOCK.  Notwithstanding any other provision in the
Plan,  no Option may be  exercised  unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company,  exempt from such registration in the United States.  The Company shall not be under any obligation to register under  applicable  federal or state  securities  laws any
Stock to be issued upon the exercise of an Option granted  hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock  subject to such Option,  although the Company may in its sole  discretion  register such
Stock at such time as the Company  shall  determine.  If the Company  chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee,  bear an appropriate  restrictive legend restricting  the transfer or pledge of the Stock  represented  thereby,  and the
Committee may also give appropriate stop transfer  instructions  with respect to such Stock to the Company's transfer agent.

                                        HEALTHCARE SERVICES GROUP, INC.